Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Christina W. Hagan
Chief Accounting Officer
(800) 332-9766
www.dawson3d.com

Dawson Geophysical to Present at the GHS 100 Energy Conference 2015

MIDLAND, Texas, June 16, 2015/PRNewswire-FirstCall/—Stephen Jumper, President and Chief Executive Officer of Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”), is scheduled to present at the GHS 100 Energy Conference hosted by Global Hunter Securities on Tuesday, June 23, in Chicago, Illinois, beginning at 3:30 p.m. Central Time. A live webcast of Mr. Jumper’s presentation can be accessed at http://www.dawson3d.com and will be archived on the Company’s web site for 30 days. The live presentation will also be available and archived for 90 days at http://wsw.com/webcast/ghs6/dwsn/.  A copy of the presentation materials may be accessed at www.dawson3d.com by clicking on the Investor Relations link or by contacting the Company’s executive offices at 1-800-332-9766.

About Dawson Geophysical Company
Dawson Geophysical Company is a leading provider of North America onshore seismic data acquisition services with operations throughout the continental United States and Canada.  Founded in 1952, Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and natural gas prices, high fixed costs of operations, operational disruptions, changes in economic conditions, industry competition, the potential for contract delay or cancellations of service contracts, the availability of capital resources, weather interruptions, limited number of customers, and credit risk related to our customers. A discussion of these and other factors, including risks and uncertainties, is set forth in Exhibit 99.5 to the Company’s Form 8-K/A that was filed with the Securities and Exchange Commission on April 30, 2015 . Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.